UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

Commission File Number: 000-53632

MULTISYS LANGUAGE SOLUTIONS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	29-2973652
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

8045 Dolce Volpe Ave.,  Las Vegas, NV 89178

(Address of principal executive offices)

702-499-3990

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

                On June 21, 2010, Multisys Language Solutions, Inc., Multisys Acquisition, Inc. (a wholly owned subsidiary of MLS), and Holms Energy, LLC entered into an Option to Purchase Assets Agreement, pursuant to which Holms Energy, LLC agreed to grant Multisys Acquisition an option to purchase certain oil and gas production royalty rights on land in North Dakota.  The option originally terminated on August 31, 2010, but the termination date was subsequently extended to November 15, 2010 and may be extended further by mutual consent.  To exercise its rights under the Asset Purchase Agreement, Multisys Acquisition must pay Holms Energy, LLC $100,000 and MLS will issue forty million (40,000,000) shares of common stock to Holms Energy, LLC and grant Holms Energy, LLC a 5% overriding royalty on all revenue generated from the gas and oil production royalty rights for ten years purchased from Holms Energy, LLC.  As a result of the issuance of the shares, the members of Holms Energy, LLC will hold a controlling interest in MLS.  The oil and gas production royalty rights to be purchased from Holms Energy, LLC include:  1) oil and gas rights equal to 5.66% landowner royalty interest related to approximately 6,000 gross acres and 1,649 net mineral acres of land located in McKenzie County, 8 miles southeast of Williston, North Dakota owned by Holms Energy, LLC;  2) an Option to Purchase additional oil and gas rights equal to 2.83% landowner royalty interest related to approximately 6,000 gross acres and 1,649 net mineral acres of land located in McKenzie County, 8 miles southeast of Williston, North Dakota owned by Rocky and Evenette Greenfield, as described below, entered into between Holms Energy, LLC and the Greenfields,  and: and 3) the transfer of all right, title and interest in a total of 14 leases, 11 leases with Oasis Petroleum, Inc., two leases with Brigham Resources, Inc. and one lease with Texon LP.  The oil and gas royalty rights relate to oil and gas from unconventional oil shale in the Bakken Formation.

Holms Energy, LLC entered into an option agreement, dated June 18, 2010, with Rocky and Evenette Greenfield to purchase 3% of the oil and gas production (3 out of 100 barrels produced from the Holms Property by any of the Holms Property Lessees) from the Holms property.  After exercise of the option with Holms Energy, LLC, Multisys Acquisition will have the option to purchase the gas and oil production royalty rights from Rocky and Evenette Greenfield for an aggregate of $1,649,000 plus interest as follows:  $400,000 as an initial down payment and installment payments in the amount of $120,000 per year plus interest at 5% per annum for 8 years and a balloon payment in the amount of $299,000.  The Greenfield option originally terminated on August 31, 2010, but has been extended to expire on November 15, 2010 and may be extended further by mutual consent.  Under the terms of the proposed Asset Purchase Agreement with Holms Energy, LLC pursuant to the option to purchase assets will be exercised, we will undertake to exercise the Greenfield option as soon as practicable after the closing of the Holms option by making the initial payment of $400,000.

The option to purchase the oil and gas production royalty rights from Holms Energy, LLC is contingent on the occurrence of the following:  (1)  amendment of the 2008 Stock Option Plan to increase the stock options available in the Plan from 1,000,000 shares to 5,000,000 shares which is described in Proposal number 2 of this Proxy Statement; (2) MLS needs to close its current private placement offering of Units, by receiving subscriptions for at least 3,000,000 Units, and at least $1,500,000 of subscription proceeds being held in escrow pending the Holms Energy, LLC option acquisition closing.  Each Unit consists of two shares of MLS common stock and one three year stock purchase warrant to purchase shares of common stock for $0.50 per Unit.  The closing date of the private placement is currently scheduled to be on or before November 15, 2010, but may be extended if necessary.  In the event we are not able to close the minimum offering, the option to purchase the oil and gas rights from Holms Energy, LLC will expire and the investor funds being held in a special account will be returned to the investors.  We cannot assure you that we will have the required $1,500,000 of subscription proceeds in escrow prior to the deadline for exercising the option to purchase the assets from Holms Energy, LLC.

Item 5.01(b) Change in Control of Registration

After the exercise of the Holms option described above and the closing of the Asset Purchase Agreement involving in part the issuance of 40 million (40,000,000) shares of MLS common stock to Holms Energy, LLC, which will be broken down and subsequently transferred to the members of the LLC.  The members of Holms Energy, LLC will then hold approximately 71% of the outstanding shares of common stock of MLS, assuming the issuance of three million shares to investors in the current MLS private placement of offering.  The current stockholders of MLS, who currently hold 6,157,500 shares of common stock, will experience very substantial dilution as a result of the issuance of the shares by MLS to Holms Energy, LLC, and will become minority shareholders in MLS.  After the closing of the transaction, pursuant to an informal agreement with Holms Energy, the current directors of MLS will appoint the nominees designated by Holms Energy, LLC as members of the board of directors of MLS.  Subsequently, the current officer and directors of MLS will resign their positions at MLS, clearing the way for the appointment of new executive officers by the new board of directors of MLS.  Assuming the receipt of authorization from MLS stockholders for the amendment of the articles of incorporation of MLS at the special meeting of stockholders, and the closing of the exercise of the Holms option pursuant to the Asset Purchase Agreement, MLS will change its corporate name to Bakken Resources, Inc.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits:

Exhibit No.

Description

10.1

Option to Purchase Assets Agreement between Multisys Language Solutions, Inc., Multisys Acquisitions, Inc. and Holms Energy, LLC dated June 21, 2010

10.2

Option to Purchase Mineral Rights Agreement between Holms Energy, LLC and Rocky and Evenette Greenfield dated June 18, 2010

10.3

Agreement to Extend Closing Date of Option to Purchase Mineral Rights Agreement between Multisys Language Solutions, Inc. and Holms Energy, LLC dated August 31, 2010.

10.4

Agreement to Extend Closing Date of Option to Purchase Mineral Rights Agreement between Holms Energy, LLC and Rocky and Evenette Greenfield dated August 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multisys Language Solutions, Inc. (Registrant)

                         Date: October 21, 2010

By: /s/ Janelle L. Edington

Janelle L. Edington

President, CEO